EXHIBIT 4

Farmers National Banc Corp.

20 South Broad Street

Canfield, Ohio 44406

May 9, 2012

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Re: Farmers National Banc Corp. – Form 10-Q for the quarter ended March 31, 2012

Ladies and Gentlemen:

Farmers National Banc Corp., an Ohio corporation (“FNB”), is today filing a Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 (the “Form 10-Q”).

Pursuant to the instructions relating to the Exhibits in Item 601(b)(4)(iii) of Regulation S-K, FNB hereby agrees to furnish the Commission, upon request, copies of instruments and agreements defining the rights of holders of its long-term debt and of the long-term debt of its consolidated subsidiaries, which are not being filed as exhibits to the Form 10-Q. No such instrument represents long-term debt in excess of 10% of the total assets of FNB and its subsidiaries on a consolidated basis.

Very truly yours,

/s/ John S. Gulas
John S. Gulas President and Chief Executive Officer